UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your vote matters

BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT)

ECAT's Board of Trustees and BlackRock's management team continue to help your investment outperform and grow your income.

Preserve your independent Board and award-winning management team by voting on the enclosed **WHITE** card today:

Proposal 1: vote "**FOR**" your Class I, Class II and Class III Board Member Nominees
Proposal 2: vote "**AGAINST**" the proposal to terminate BlackRock as your manager

Vote FOR Proposal 1:

Each of your Trustees brings decades of essential board oversight and governance expertise.



Cynthia L. Egan
30+ years of experience in financial services



Lorenzo A. Flores
30+ years of experience in finance and technology



Stayce D. Harris
35+ years of experience in governance and risk management



Catherine A. Lynch
30+ years of experience in investment management



R. Glenn Hubbard
Chair of the Board
35+ years of experience in economic academia and advisory



W. Carl Kester
Vice Chair of the Board
40+ years of experience in finance and economic academia



John M. Perlowski
35+ years of experience in finance and asset management



Robert Fairbairn
35+ years of experience in finance and asset management



J. Phillip Holloman
45+ years of experience in business and management



Arthur P. Steinmetz
40+ years of experience in finance and business

Vote AGAINST Proposal 2:

Your management team delivers growth and consistent distributions.



Investment strategy led by **award-winning portfolio manager** Rick Rieder, who has 35+ years of experience in investing, and supported by a world-class team[1]



1,000 shares of ECAT generated **$6,560 in distributions** since inception[2]



$10,000 investment in ECAT has **grown to $16,720** since 2023[3]

BlackRock.

1 Rick Rieder was named Morningstar's Outstanding Portfolio Manager of the Year in 2023; 2 BlackRock data as of March 7, 2025. A portion of the distribution rate includes a return of capital. A return of capital distribution may involve a return of the shareholder's original investment; 3 Morningstar data as of March 7, 2025. Figure reflects cumulative market price return since January 1, 2023.

HOW TO VOTE

THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" PROPOSAL 1 AND "AGAINST" PROPOSAL 2.

		For	Against	Abstain
1.	To Elect the Class I, Class II and Class III Board Member Nominees.			
1a.	Cynthia L. Egan (Class I)	☑	☐	☐
1b.	Lorenzo A. Flores (Class I)	☑	☐	☐
1c.	Stayce D. Harris (Class I)	☑	☐	☐
1d.	Catherine A. Lynch (Class I)	☑	☐	☐
1e.	R. Glenn Hubbard (Class II)	☑	☐	☐
1f.	W. Carl Kester (Class II)	☑	☐	☐
1g.	John M. Perlowski (Class II)	☑	☐	☐
1h.	Robert Fairbairn (Class III)	☑	☐	☐
1i.	J. Phillip Holloman (Class III)	☑	☐	☐
1j.	Arthur P. Steinmetz (Class III)	☑	☐	☐
2.	If properly presented at the meeting, a proposal submitted by a hedge fund managed by Saba Capital Management, L.P. to terminate the investment management agreement between the Trust and BlackRock Advisors, LLC.	☐	☑	☐

Voting is simple

Vote online

By scanning the QR code or using the website provided on your enclosed **WHITE** proxy card

Vote by phone

By calling number on your enclosed **WHITE** proxy card or using the ProxyVote app

Vote by mail

By completing and returning your enclosed **WHITE** proxy card in the postage paid envelope provided

! ONLY RETURN THE WHITE PROXY CARD YOU RECEIVE ON BEHALF OF BLACKROCK

If you have already sent back a proxy card received from another shareholder, you can still change your vote by promptly voting on the **WHITE** proxy card, which will replace the proxy card you previously completed.

? If you have any questions about the proposals to be voted, please feel free to contact Georgeson LLC, toll free at 1-866-441-6128.

BlackRock.

The Fund has adopted a managed distribution plan (the "Plan") to support a level monthly distribution of income, capital gains and/or return of capital. **The fixed amounts distributed per share are subject to change at the discretion of the Board.** Under its Plan, the Fund will distribute all available net income to its shareholders, consistent with its investment objectives and as required by the Internal Revenue Code of 1986, as amended (the "Code"). If sufficient income (inclusive of net investment income and short-term capital gains) is not available on a monthly basis, the Fund will distribute long-term capital gains and/or return capital to its shareholders in order to maintain a level distribution.

The Fund's estimated sources of the distribution paid this month and for its current fiscal year are as follows:

Estimated Allocations as of April 30, 2025[1]

Distribution	Net Income	Net Realized Short-Term Gains	Net Realized Long-Term Gains	Return of Capital
$0.303590	$0.020000 (7%)	$0 (0%)	$0 (0%)	$0.283590 (93%)

Estimated Allocations for the Fiscal Year through April 30, 2025[1]

Distribution	Net Income	Net Realized Short-Term Gains	Net Realized Long-Term Gains	Return of Capital
$1.224230	$0.037283 (3%)	$0 (0%)	$0 (0%)	$1.186947 (97%)

[1] The Fund estimates that it has distributed more than its income and net-realized capital gains in the current fiscal year; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the shareholder's investment is paid back to the shareholder. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income." When distributions exceed total return performance, the difference will reduce the Fund's NAV per share.

The amounts and sources of distributions reported are only estimates and are being provided to you pursuant to regulatory requirements and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Fund Performance and Distribution Rate Information*

Average annual total return (in relation to NAV) for the 5-year period ending on 3/31/2025	Annualized current distribution rate expressed as a percentage of NAV as of 3/31/2025	Cumulative total return (in relation to NAV) for the fiscal year through 3/31/2025	Cumulative fiscal year distributions as a percentage of NAV as of 3/31/2025
5.70%	22.39%	(2.06)%	5.66%

* The Fund launched within the past 5 years; the performance and distribution rate information presented for the Fund reflects data from inception to 3/31/2025.

Important information about the Fund

This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock ESG Capital Allocation Term Trust (ECAT). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. **This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities.**

Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund's dividend yield, market price and net asset value (NAV) will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares.

Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and NAV of a fund's shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount.

© 2025 BlackRock, Inc. or its affiliates. All Rights Reserved. **BLACKROCK** is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners.

May 2025 | BlackRock ESG Capital Allocation Term Trust (ECAT)

BlackRock.

Not FDIC Insured • May Lose Value • No Bank Guarantee

ECAT_2025_FL4